UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, we entered into a separation agreement (the “Separation Agreement”) with Peter J. Mariani, our former Chief Financial Officer, in connection with the end of his employment with us on June 10, 2014.

Pursuant to the Separation Agreement and Mr. Mariani’s retention agreement with us dated May 31, 2011, if Mr. Mariani does not revoke the release of claims contained in the Separation Agreement, Mr. Mariani will receive: (i) severance payments in the aggregate amount of $150,382.68, equal to six months of Mr. Mariani’s most recent base salary; (ii) payment of a retention bonus opportunity in the amount of $60,153.04; and (iii) payment of his and, if applicable, his dependents’ COBRA premiums for up to six months following the termination of his employment.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: June 24, 2014	/S/ CHRISTOPHER P. LOWE
Christopher P. Lowe
Interim Chief Financial Officer

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